UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

SOUL AND VIBE INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55091	38-3829642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6548 South Big Cottonwood Canyon Road Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 400-8040

Copies to:

Peter Anthony Chiodo

Soul and Vibe Interactive Inc.

6548 South Big Cottonwood Canyon Road, Suite 200

Salt Lake City, Utah, 84121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Changes to voting power of Series B Preferred Stock. As previously reported on Form 8-K filed with the SEC on July 31, 2013, on July 28, 2013, the board of directors (the “Board”) authorized the designation of a new series of preferred stock out of its available preferred stock and authorized the issuance of up to 130,000 shares of Series B Preferred Stock. On July 30, 2013, the Company filed the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. Each such share of Series B Preferred Stock entitled its holder to vote the equivalent of 1,000 shares of Common Stock at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Series B Preferred Stock has no stated value, is not convertible into other securities of the Company and has no liquidation preference. On January 20, 2015, the Board approved and filed with the Secretary of State of Nevada an Amendment to the Certificate of Designation increasing the voting power of its holders of Series B Preferred Stock to 2,000 shares of Common Stock. On November 23, 2015, the Board approved a second Amendment to the Certificate of Designation increasing the voting power of its holders of Series B Preferred Stock to 4,000 shares of Common Stock; the Company filed this second Amendment with the Secretary of State of Nevada on November 25, 2015.

On January 4, 2017, the Board approved a third Amendment to the Certificate of Designation. “Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of common stock of the Corporation and shall be entitled to Ten Thousand (10,000) votes for each share of Series B Preferred Stock owned at the record date for the determination of common shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited provided, however, that if the votes by the holders of the Series B preferred stock do not total at least 51% of the votes of all classes of our capital stock entitled to vote, then the votes cast by a majority of the holders of the Series B preferred stock shall be deemed to equal 51% of all votes cast. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.” Other than the aforementioned, no further amendment to the Certificate of Designation was made. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Increase in the Company’s authorized number of shares of Common Class Stock. As described in the original and amended Definitive Information Statement on Schedule 14C filed on January 5, 2017 and January 13, 2017, respectively, the Company filed an Amendment (the “January 2017 Amendment”) to its Articles of Incorporation with the Secretary of State of Nevada to effectuate an increase in the Company’s authorized number of shares of Common Class Stock to 2,000,000,000. The January 2017 Amendment was effective on January 25, 2017. A copy of the Amendment is attached as Exhibit 3.2. As of January 27, 2017, the Company’s authorized capitalization consisted of 2,000,000,000 shares of Common Class Stock, of which 612,604,576 shares of the Company’s Common Class Stock were issued and outstanding and 10,000,000 shares of Preferred Stock authorized, of which 130,000 were issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	3.1 Amendment to Certificate of Designation.
3.2	3.2 Amendment to the Articles of Incorporation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL AND VIBE INTERACTIVE INC.

Date: January 27, 2017	By:	/s/ Peter Anthony Chiodo
Peter Anthony Chiodo
Chief Executive Officer and President